Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 21, 2008, Bottomline Technologies, Inc. the (“Company”) acquired all of the outstanding shares of Optio Software, Inc. (“Optio”). Optio is a US based company with operations in the United States, the United Kingdom, Germany and France, that provides software solutions dedicated to automating, managing and controlling the entire lifecycle of document intensive processes, while extending the value of its customers’ enterprise resource planning and hospital information systems.  The purchase consideration for Optio was approximately $44.9 million in cash.

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 was prepared as if the acquisition had occurred on that date and combines the historical consolidated balance sheet of the Company as of that date with the historical consolidated balance sheet of Optio as of January 31, 2008.  The unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2007 and the nine months ended March 31, 2008 were prepared as if the acquisition had occurred on July 1, 2006 and combine the historical consolidated statements of operations of the Company for the twelve and nine month periods then ended with the historical consolidated statements of operations of Optio for the twelve months ended April 30, 2007 and nine months ended January 31, 2008, respectively.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Company and Optio on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The purchase price allocation is not finalized, as the Company was still in the process of obtaining fair value estimates of assets acquired (including intangible assets) and liabilities assumed (including acquired deferred revenue) as of the date of this filing. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that it believes are reasonable but that are subject to change as additional information becomes available and the preliminary purchase price allocation is finalized.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2008
(in thousands)

	Historical Bottomline	Historical Optio	Pro Forma Adjustments			Pro Forma Combined
Assets
Current Assets:
Cash and marketable securities	$76,932	$10,073		$(44,931)	(A)	$42,074
Accounts receivable, net	19,890	3,608				23,498
Other current assets	4,540	814				5,354
Total current assets	101,362	14,495		(44,931)		70,926
Property and equipment, net	8,846	2,430				11,276
Intangible assets, net	75,322	3,264		37,874	(B)	116,460
Other assets	2,612	89		1,638	(C)	4,339
Total assets	$188,142	$20,278		$(5,419)		$203,001

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$6,495	$1,068	$			$7,563
Accrued expenses	7,098	2,237		3,457	(D)	12,792
Deferred revenue and deposits	25,028	7,729		(4,479)	(E)	28,278
Total current liabilities	38,621	11,034		(1,022)		48,633
Deferred revenue, non current	2,208	-				2,208
Deferred income taxes	4,876	-		3,144	(C)	8,020
Other liabilities	1,029	1,703				2,732
Total liabilities	46,734	12,737		2,122		61,593
Stockholders' equity:
Common stock	26	54,359		(54,359)	(F)	26
Additional paid-in-capital	275,247	-				275,247
Accumulated other comprehensive income	7,534	400		(400)	(F)	7,534
Treasury stock	(19,846)	(1,796)		1,796	(F)	(19,846)
Accumulated deficit	(121,553)	(45,422)		45,422	(F)	(121,553)
Total stockholders' equity	141,408	7,541		(7,541)		141,408
Total liabilities and stockholders' equity	$188,142	$20,278		$(5,419)		$203,001

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2007
(in thousands except per share amounts)

	Historical Bottomline	Historical Optio	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$14,102	$7,103	$		$21,205
Subscriptions and transactions	26,767	2,408	(377)	(G)	28,798
Service and maintenance	63,887	18,571	(4,041)	(G)	78,417
Equipment and supplies	13,579	-			13,579
Total revenues	118,335	28,082	(4,418)		141,999
Cost of revenues:
Software licenses	744	648			1,392
Subscriptions and transactions	12,138	-			12,138
Service and maintenance	30,009	6,807			36,816
Equipment and supplies	10,168	-			10,168
Total cost of revenues	53,059	7,455			60,514
Operating expenses:
Sales and marketing	31,654	10,587			42,241
Product development and engineering	16,069	5,625			21,694
General and administrative	19,320	4,584			23,904
Depreciation	-	648			648
Amortization of intangible assets	9,324	347	9,089	(H)	18,760
Total operating expenses	76,367	21,791	9,089		107,247
Loss from operations	(11,091)	(1,164)	(13,507)		(25,762)
Other, net	3,177	429	(1,415)	(I)	2,191
Loss before provision (benefit) for income taxes	(7,914)	(735)	(14,922)		(23,571)
Provision (benefit) for income taxes	(884)	99	(580)	(J)	(1,365)
Net loss	$(7,030)	$(834)	$(14,342)		$(22,206)
Basic and diluted net loss per common share	$(0.30)	$(0.04)			$(0.95)

Shares used in computing basic and diluted net loss per share	23,539	22,382			23,359

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED MARCH 31, 2008
 (in thousands except per share amounts)

	Historical Bottomline	Historical Optio	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$9,906	$5,451	$		$15,357
Subscriptions and transactions	21,407	1,932			23,339
Service and maintenance	54,127	13,312	(57)	(G)	67,382
Equipment and supplies	9,786	-			9,786
Total revenues	95,226	20,695	(57)		115,864
Cost of revenues:
Software licenses	598	491			1,089
Subscriptions and transactions	11,723	-			11,723
Service and maintenance	23,504	5,387			28,891
Equipment and supplies	7,024	-			7,024
Total cost of revenues	42,849	5,878			48,727
Operating expenses:
Sales and marketing	22,777	7,694			30,471
Product development and engineering	12,468	3,414			15,882
General and administrative	13,702	4,279			17,981
Depreciation	-	574			574
Amortization of intangible assets	7,958	209	5,859	(H)	14,026
Total operating expenses	56,905	16,170	5,859		78,934
Loss from operations	(4,528)	(1,353)	(5,916)		(11,797)
Other, net	2,790	275	(1,061)	(I)	2,004
Loss before provision for income taxes	(1,738)	(1,078)	(6,977)		(9,793)
Provision (benefit) for income taxes	84	(77)	(165)	(J)	(158)
Net loss	$(1,822)	$(1,001)	$(6,812)		$(9,635)
Basic and diluted net loss per common share	$(0.08)	$(0.05)			$(0.40)

Shares used in computing basic and diluted net loss per share	23,806	21,940			23,806

See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments (dollar amounts in thousands):

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	To record cash paid by the Company as purchase consideration to the selling stockholders of Optio.

(B)	To reflect the estimated net increase in intangible assets arising from the Optio acquisition as follows:

Tradename	$709
Contract backlog	569
Technology	12,195
Customer related assets	18,732
Goodwill	5,669
$37,874

The valuation of the acquired intangible assets has not been finalized by Bottomline and these intangible asset values are subject to change in the final purchase price allocation.

(C)
To record the adjustment for deferred taxes arising in the acquisition.  Deferred taxes relate to intangible assets that will be amortized for financial reporting purposes but that will not be deductible for tax return purposes, and also relate to acquired deferred revenue which will result in a reduction to revenue for financial reporting purposes with no corresponding reduction to revenue for tax return purposes.

(D)
To record adjustment for acquisition related costs ($1,585) which relate principally to accounting, legal and investment banker fees, and to record costs for certain exit activities ($1,872) which relate principally to severance and change of control payments incurred in connection with the acquisition.

(E)
To record the preliminary, estimated fair value adjustment to acquired deferred revenue.  The preliminary fair value represents an amount equal to the estimated costs of fulfilling the acquired contracts plus a reasonable profit margin.  The valuation of the acquired deferred revenue has not been finalized by the Company and is subject to change in the final purchase price allocation.

(F)	To record the elimination of the historical stockholders equity of Optio.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations:

(G)
To record the effect of the preliminary, estimated fair value adjustment to acquired deferred revenue.  The preliminary fair value represents an amount equal to the estimated costs of fulfilling the acquired contracts plus a reasonable profit margin.  The valuation of the acquired deferred revenue has not been finalized by the Company and is subject to change in the final purchase price allocation.

(H)
To record additional amortization expense related to intangible assets arising in the Option acquisition.  The valuation of the acquired intangible assets has not been finalized by the Company and is subject to change in the final purchase price allocation.  Further, pro forma amortization expense has been calculated herein using the straight line method.  Upon completion of the valuation process, the Company may conclude that the intangible assets should be amortized on a basis other than straight line.  For purposes of the pro forma adjustments presented, we have used the following estimated asset lives:

Tradename	1 year
Contract backlog	1 year
Technology	3 years
Customer related assets	5 years

(I)	To record a reduction in interest income as a result of the cash consideration paid by the Company. The pro forma impact on interest income assumes a 3.15% annual interest income rate.

(J)	To record the estimated tax impact of the pro forma adjustments at the blended statutory tax rates in effect in the underlying tax jurisdictions for which a pro forma tax impact is applicable.